Calculation of Filing Fee Tables
S-3
BayCom Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Depositary Shares	457(o)
		Other	Purchase Contracts	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-271638	06/21/2023
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)			$ 200,000,000.00			S-3	333-271638	06/21/2023	$ 23,706.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. 1.b. Information regarding the amount registered and proposed maximum offering price per unit is not required to be included pursuant to Instruction 2.A(ii)(b) of Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). 1.c. We are registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $200,000,000, which may be offered by us for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. 1.d. The $200,000,000 of securities registered hereunder are being carried forward from Registration Statement No. 333-271638, which we initially filed on May 4, 2023, and was declared effective on June 21, 2023 (the "2023 Registration Statement"), and consist of the following: (i) $85,000,000 of unsold securities originally registered under Registration Statement No. 333-237791, which we initially filed on April 22, 2020, and was declared effective on May 5, 2020 (the "2020 Registration Statement"); and (ii) $115,000,000 of unsold securities originally registered under the 2023 Registration Statement. An aggregate of $65,000,000 of securities were sold under the 2020 Registration Statement, leaving a balance of $85,000,000 of unsold securities that were carried forward to the 2023 Registration Statement, in respect of which we paid a registration fee of $11,033 (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). No securities have been sold under the 2023 Registration Statement, leaving an additional $115,000,000 of unsold securities, in respect of which we paid a registration fee of $12,673 (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). Accordingly, no registration fee is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date